UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2011

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania		19046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(215) 886-8280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        Other Events

On September 8, 2011, Abington Bancorp, Inc. (the “Company”) commenced mailing a Notice of Pendency of Class and Derivative Action, Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”) to members of the class in Exum, et al. vs. White, et al, Court of Common Pleas, Philadelphia County, Pennsylvania (CA No. 110302814).  The class consists of all persons or entities who held shares of the Company’s common stock at any time between January 26, 2011 and the date of the consummation of the proposed merger of the Company with and into Susquehanna Bancshares, Inc.

A copy of the Notice is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. Members of the Class are urged to read the Notice in its entirety.

ITEM 9.01	Financial Statements and Exhibits

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits

The following exhibit is filed herewith.
Exhibit Number	Description
99.1	Notice of Pendency of Class and Derivative Action, Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

Date: September 8, 2011	By:	/s/Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer